UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 5, 2003
(Date of Report)

Network Commerce Inc.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26707	91-1628103
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

411 First Avenue South
Suite 200 N
Seattle, WA 98104
(Address of Principal Executive Offices, including zip)

(206) 223-1996
(Registrant's Telephone Number, including area code)

Item 2. Acquisition or Disposition of Assets

As previously disclosed, Network Commerce Inc., a Washington corporation ("Network Commerce"), is currently in Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the Western District of Washington ("Bankruptcy Court"), Case No. 02-23396.

On March 5, 2003, the Bankruptcy Court entered an order approving the sale of certain intellectual property, domain rights, customer accounts and related billing and technical information, as well as other assets, related to the NCI Hosting business (collectively, the "NCI Hosting Assets") pursuant to an Asset Purchase Agreement (the "Agreement") dated as of March 4, 2003, entered into among Network Commerce and BizLand, Inc. ("BizLand"). BizLand is not purchasing any other assets, hardware, nameservers, any customers other than the Hosting Customers or any third-party software or licenses thereto, or assuming any liabilities (other than any liability resulting from the provision of services to such Hosting Customers and obligations under certain executory contracts related thereto).

Pursuant to the Agreement, closing of the asset sale is to occur 20 business days following the date of entry of the Bankruptcy Court's order, on or about April 2, 2003.  Under the terms of the Agreement, BizLand will acquire the assets and Hosting Customers from Network Commerce's NCI Hosting division in exchange for $500,000 in cash, with $250,000 to be paid on or before the closing date and the balance of $250,000 to be paid within 60 calendar days following the date of the Bankruptcy Court's order.  In addition, prior to closing, BizLand will handle billing for Network Commerce's outstanding accounts receivable and will remit 90% of amounts collected to Network Commerce on March 14, 21 and 28, which amounts will be applied to the $250,000 payment due at closing.  The Agreement does not include the acquisition of any Network Commerce personnel. The Agreement is filed as an exhibit to this report and is incorporated into this report by reference. This summary of the provisions of the Agreement is not complete, and you should refer to the exhibits for a copy of the actual Agreement.

Upon the sale of the NCI Hosting assets, Network Commerce will not have any sources of ongoing operating revenues and, realistically, will only be able to reorganize and make distributions from proceeds of the non-ordinary course sale of its businesses and assets, as well as through litigation.

Regardless of this action and any other actions taken while in Chapter 11, Network Commerce continues to believe that the total proceeds of any or all sales or liquidation of its business and assets will not be sufficient to satisfy fully the claims of its creditors. Accordingly, Network Commerce believes that its equity has no value and that its existing shareholders will not receive any distributions on account of their shares of common stock in connection with the resolution of the bankruptcy case.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial Information
                    Not applicable

        (b) Pro Forma Financial Information
                    Not applicable

        (c) Exhibits
                    99.1   Asset Purchase Agreement, dated as of March 4, 2003, among Network Commerce Inc.
                              and BizLand, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 7, 2003		NETWORK COMMERCE INC.

	By:	/s/ N. Scott Dickson
N. Scott Dickson
Chief Executive Officer and
Chief Financial Officer